UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 12, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective June 12, 2007, Hawaiian Electric Industries, Inc. (HEI) appointed Richard W. Gushman II, sole owner and president of the DGM Group, to its board of directors. He is being appointed to Class III, the term of which runs through the 2008 annual meeting of shareholders. His appointment to the HEI board will increase the board’s size by one. Mr. Gushman has been a member of the board of directors of American Savings Bank, F.S.B., a wholly-owned subsidiary of HEI since January 2002, and will continue to serve in that capacity.

DGM Group is a Hawaii corporation involved in real estate projects in Hawaii, Texas, Arizona, Washington, California, Guam and Singapore. Mr. Gushman is also the managing general partner and majority owner of Summit Financial Resources, LP, a Hawaii entity headquartered in Salt Lake City, Utah, that is engaged in commercial financial transactions with a concentration in accounts receivable factoring and asset based lending and operating on a national basis.

As an HEI director, Mr. Gushman will receive an initial one-time grant of 2,000 shares of HEI Common Stock on June 12, 2007. Thereafter, on June 30, 2007, and each subsequent year, Mr. Gushman will be eligible to receive an annual grant of 1,800 shares of HEI Common Stock. In addition, he will receive a fiscal year cash retainer of $40,000, to be paid in quarterly installments commencing July 1, 2007. For the month of June 2007 he will receive a cash retainer of $3,333. For his service on the ASB board, Mr. Gushman receives a fiscal year cash retainer of $25,000, paid in quarterly installments. As a member of the ASB Audit Committee, Mr. Gushman receives compensation of $5,000 paid in quarterly installments. In 2007, he received a one-time special fee of $7,500, as a member of the ASB Audit Committee, for extraordinary service required as a member of that committee. In addition, Mr. Gushman has a pre-existing preferential rate first mortgage loan from ASB, which he became entitled to as a member of the board of directors of ASB, as permitted by the amended Federal Reserve Act. Mr. Gushman’s preferential rate of 3.25% is based on ASB’s policy for employees and directors at the time the loan was made using a formula of .50% premium above the cost of funds or .50% premium above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater. The largest loan amount outstanding during 2006 was $1,872,242.33 and, as of June 12, 2007, the loan amount outstanding was $1,805,312.21. Mr. Gushman paid $44,257.07 in principal and $60,192.49 in interest in 2006. His annual savings on his preferential rate loan in 2006 was $60,192.49 (calculated using the difference between ASB’s prevailing fixed first mortgage rate at the time of the loan and 3.25%).

The HEI board has not yet determined on which committee(s) Mr. Gushman will serve.

There is no arrangement or understanding pursuant to which Mr. Gushman was selected as a director of HEI.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: June 15, 2007

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